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                                                                                                                  EXHIBIT 5(a)(v)(E)

                                              AMERICAN GENERAL LIFE INSURANCE COMPANY
                                             P.O. BOX 1401, HOUSTON, TEXAS 77251-1401

                                                   VARIABLE ANNUITY APPLICATION                                 WM Strategic
                                                                                                                Asset Manager
INSTRUCTIONS: Please type or print in permanent black ink.
1. ANNUITANT                                                    | 2. CONTINGENT ANNUITANT (optional)
   Name:____________________________________________________    |    Name:__________________________________________________________
   Address:_________________________________________________    |    Address:_______________________________________________________
   _________________________________________________________    |    _______________________________________________________________
   Phone:_____________________ DOB: ____________ (Max Age 85)   |    Phone: _______________________ DOB: ______________ (Max Age 85)
   Sex:   [_] M  [_] F   SS #:______________________________    |    Sex: [_] M   [_] F    SS #:____________________________________
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3. OWNER (Complete only if different than Annuitant.)           |    JOINT OWNER (optional)
   Name:____________________________________________________    |    Name:__________________________________________________________
   Address:_________________________________________________    |    Address:_______________________________________________________
   _________________________________________________________    |    _______________________________________________________________
   Phone:_____________________ DOB: ____________ (Max Age 85)   |    Phone: _______________________ DOB: ______________ (Max Age 85)
   Sex:   [_] M  [_] F   SS #:______________________________    |    Sex: [_] M   [_] F    SS #:____________________________________
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4. BENEFICIARY DESIGNATION (If more space is needed, use Section 10.):
   PRIMARY (if more than one, must indicate percentages)        |  CONTINGENT (if more than one, must indicate percentages)
   Name/Relationship                    Percentage              |  Name/Relationship                    Percentage

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5. PAYMENT INFORMATION
   Estimated Initial Purchase Payment   $_______________________
   [_] NON-QUALIFIED   |   [_] QUALIFIED (minimum $2,000)
       (minimum $5,000)|       (check appropriate boxes in sections A and B)
   [_] 1035 Exchange   |   [_] Rollover OR [_] Transfer OR  [_] Contribution for Year $_____________________________
                       |   TYPE OF PLAN:   [_] IRA  [_] SEP-IRA  [_] Roth-IRA  [_] 401(k)  [_] 401(a)  [_] Other_________________
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6. INVESTMENT OPTIONS    (Total allocation MUST equal 100%; no fractional percentages.)
   WM Variable Trust--The available variable divisions are funded by the following Series.
     Strategic Growth Portfolio (60)               ____________%       Small Cap Stock Fund (73)                     ____________%
     Conservative Growth Portfolio (61)            ____________%       International Growth Fund (74)                ____________%
     Balanced Portfolio (62)                       ____________%       Short Term Income Fund (68)                   ____________%
     Conservative Balanced Portfolio (64)          ____________%       U.S. Government Securities Fund (69)          ____________%
     Flexible Income Portfolio (63)                ____________%       Income Fund (70)                              ____________%
     Equity Income Fund (66)                       ____________%       Money Market Fund (65)                        ____________%
     Growth & Income Fund (71)                     ____________%       Other ____________________                    ____________%
     Growth Fund of the Northwest (67)             ____________%       AMERICAN GENERAL LIFE INSURANCE COMPANY
     Growth Fund (72)                              ____________%       1-Year Guarantee Period                       ____________%
     Mid Cap Stock Fund (75)                       ____________%       TOTAL                                                  100%
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7. DOLLAR COST AVERAGING (Minimum Dollar Cost Average Transfer: $250.00
    DOLLAR COST AVERAGE FROM        |  DOLLAR COST AVERAGING SPECIFIC AMOUNT OR WHOLE PERCENTAGES
   ENHANCE GUARANTEE PERIODS        |        (not available for Enhanced Guarantee Periods)
 Dollar Cost Average monthly from   |
                                    |  - [_] Dollar Cost Average $_____________ OR [_] _______% from 1-Year Guarantee Period OR
 [_] 12 Month Guarantee Period For  |    [_] Money Market Fund (65)      OR        [_] Interest Average*_______________________
     12 Months                      |  - FREQUENCY:   [_] Monthly   [_] Quarterly   [_] Semiannually   [_] Annually
              OR                    |  - DOLLAR COST AVERAGE for a duration of ______ Months OR [_] Indefinitely BEGIN DATE__/__/__
 [_] 6 Month Guarantee Period For   |  (Must be at least 30 days from issue date and be between the 1st and the 28th of the
     6 Months                       |   month)
                                    |
                                    |  * Interest Average DCA is available from 1-Year Guarantee Period only.
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    ALLOCATE TO THE FOLLOWING DIVISIONS AS INDICATED
    WM Variable Trust--The available variable divisions are funded by the following Series:
     Strategic Growth Portfolio (60)                ____________%       Growth Fund (72)                              ____________%
     Conservative Growth Portfolio (61)             ____________%       Mid Cap Stock Fund (75)                       ____________%
     Balanced Portfolio (62)                        ____________%       Small Cap Stock Fund (73)                     ____________%
     Conservative Balanced Portfolio (64)           ____________%       International Growth Fund (74)                ____________%
     Flexible Income Portfolio (63)                 ____________%       Short Term Income Fund (68)                   ____________%
     Equity Income Fund (66)                        ____________%       U.S. Government Securities Fund (69)          ____________%
     Growth & Income Fund (71)                      ____________%       Income Fund (70)                              ____________%
     Growth Fund of the Northwest (67)              ____________%       Money Market Fund (65)                        ____________%
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8.  REPLACEMENT  Will the proposed contract replace any existing annuity or insurance contract?    [_] No     [_] Yes
    (If yes, list company name, plan, and year of issue, and complete appropriate replacement documents.)

L 8908-97 REV 0399
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9.  TELEPHONE TRANSFER PRIVILEGE
    I (or if joint owners, either of us acting independently) hereby authorize American General Life Insurance Company ("AGL") to act on telephone instructions to transfer values among the Variable Divisions and Fixed Accounts and to change allocations for future purchase payments given by:
    (INITIAL APPROPRIATE BOX(S) BELOW)
[_] Contract Owner(s)
[_] Agent/Registered Representative who is both appointed to represent AGL and with the firm authorized to service my contract.

    AGL and any person designated by this authorization will not be responsible for any claim, loss, or expense based upon telephone transfer instructions received and acted on in good faith, including losses due to telephone instruction communication errors.
    AGL's liability for erroneous transfers, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection, or other claim arises due to a telephone transfer transaction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my WM STRATEGIC ASSET MANAGER contract and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its main office.

[_] CHECK HERE TO DECLINE TELEPHONE TRANSFER PRIVILEGE.
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10. SPECIAL INSTRUCTIONS

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11. SIGNATURES
    All statements made in this application are true to the best of our knowledge and belief, and we agree to all terms and conditions as shown.
    We further agree that this application, if attached, shall be a part of the annuity contract, and verify our understanding that
    ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY
    INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO THE DOLLAR AMOUNT.
    We acknowledge receipt of the current prospectuses for the American General Life Insurance Company Separate Account D, and WM
    Variable Trust. If this application is for an IRA, ROTH IRA, or a Simplified Employee Pension, we acknowledge receipt of the applicable Individual Retirement Annuity Disclosure Statement provided to us in conjunction with the current prospectuses.
____________________________________________________________________________________________________________________________________
| UNDER PENALTIES OF PERJURY, I CERTIFY (1) THAT THE SOCIAL SECURITY (OR TAXPAYER IDENTIFICATION) NUMBER IS CORRECT AS IT APPEARS  |
| IN THIS APPLICATION AND (2) THAT I AM NOT SUBJECT TO BACKUP WITHHOLDING UNDER SECTION 3406 (a)(1)(C) OF THE INTERNAL REVENUE     |
| CODE.                                                                                                                            |
| THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS       |
| REQUIRED TO AVOID BACKUP WITHHOLDING.                                                                                            |
____________________________________________________________________________________________________________________________________

Signed at____________________________________________________________________________ Date:________________________________________
             CITY                                             STATE

_________________________________________________________________      ___________________________________________________________
SIGNATURE OF ANNUITANT                                                  SIGNATURE OF OWNER (if different than Annuitant)

_________________________________________________________________      ___________________________________________________________
SIGNATURE OF JOINT OWNER (if applicable)                                SIGNATURE OF CONTINGENT ANNUITANT (if applicable)

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12.  DEALER/LICENSED AGENT INFORMATION AND SIGNATURES
Licensed Agent: ______________________________________________________       _____________________________________________________
                PRINT NAME                                                   AGENT NUMBER/LOCATION

                ______________________________________________________       _____________________________________________________
                PHONE                                                        STATE LICENSE NUMBER

Will the proposed contract replace any existing annuity or insurance contract?   [_]  NO   [_]  YES
The agent hereby certifies he/she witnessed the signature(s) contained in this application and that all information contained in this application is true to the best of his/her knowledge and belief.

Signature of Licensed Agent:__________________________________________________________

Broker Dealer:________________________________________________________________________
               PRINT NAME

Branch Office:___________________________________________________________________________________________________________________
               STREET ADDRESS                                                   CITY           STATE                  ZIP

Signature of Licensed Principal of Broker Dealer:________________________________________________________________________________

L 8908-97 REV 0399

____________________________________________________________________________________________________________________________________
|  For Agent Use Only--Contact your Home Office for details. [_] Profile A [_] Profile B [_] Profile C. Once selected, Profile     |
|  cannot be changed on this contract.                                                                                             |
____________________________________________________________________________________________________________________________________
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